Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of OM Group, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of OM Group, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2009:

Registration
Statement	Description	Filing Date
333-07531	OM Group, Inc. Non-Employee Directors’ Equity Compensation Plan—Form S-8 Registration Statement—250,000 Shares	July 3, 1996

333-47230	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	October 3, 2000

333-65852	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan—Form S-8 Registration Statement—2,000,000 Shares	July 25, 2001

333-141033	OM Group, Inc. 2002 Stock Incentive Plan and Inducement Stock Option Grant to Joseph M. Scaminace—Form S-8 Registration Statement—1,488,934 Shares	March 2, 2007

333-145238	OM Group, Inc. 2007 Incentive Compensation Plan—Form S-8 Registration Statement —3,000,000 Shares	August 8, 2007
/s/ Ernst & Young LLP

Cleveland, Ohio
February 25, 2010